Exhibit 99.1

Disclaimer This presentation contains forward-looking information with respect to the Company's operations and beliefs. Actual results may differ from these forward-looking statements due to many factors, including those discussed in the numerous documents the Company has filed with the Securities and Exchange Commission. NS Group does not undertake any obligations to update or revise its forward-looking statements.

Investment Considerations Pure-play OCTG exposure Significant OCTG market share Substantial capacity OCTG product Alloy grade Full backward integration for seamless products Strong end-user relationships Recognized high quality OCTG Only seamless & welded OCTG producer in the U.S. Record financial performance Debt free

Profile Company Description Products - Seamless and welded tubular products - Oil country tubular goods (API approved) tubing casing alloy and carbon grades - Line pipe

Profile Company Description Industries served - Exploration & production - Pipelines - Selected industrial markets Customers - Distributors - Pipeline and utility companies

2005 Product Mix* Company Description Sales: $600 million Carbon Alloy East 31 68 Carbon 32% Alloy 68% Seamless 64% OCTG OCTG Other 94 6 All Products OCTG by Grade * Based on sales dollars OCTG 94% Other 6%

Substantial Capacity Company Description Seamless Welded East 570000 200000 Seamless 250,000 TPY Welded 570,000 TPY 820,000 total tons per year 280,000 tons per year of internal alloy capacity

Product Offerings Company Description Alloy 68% Carbon 32% SEAMLESS WELDED API & Premium Upset Production Tubing API Casing API Drill Pipe Coupling Stock API Casing API Production Tubing API Casing Line Pipe Coupling Stock Mechanical Tubing API Casing Line Pipe Piling Standard Pipe 1.9" - 5" O.D. 4 1/2" - 16" O.D.

Significant share of domestic shipments Leadership position in seamless production tubing Source: Preston Pipe & Tube and Company estimates * Year 2005 (excludes imports) Company Description OCTG Market Share* 70% 17% Welded: Casing Seamless: Small O.D.

Selected End Users Company Description Anadarko Chesapeake Encana EOG ExxonMobil

2005 Statement of Operations Data Company Description

Balance Sheet Data December 31, December 31, (in millions) 2005 2004 Cash and short-term investments $ 145.1 $ 30.9 Working capital $ 270.5 $136.8 Total assets $417.0 $266.9 Shareholders' equity $307.8 $174.3 Shares outstanding 22.4 21.9 Net debt free No borrowings against $50 million credit facility Company Description

Industry Outlook

Industry Environment

	Natural Gas	OCTG	Steel Coil/Scrap
Demand	• Moderate in 2006 – GDP growth (+) – Costly alternatives (+) – Fuel switching (+) – Return of some industrial demand (+)	• Strong rig count level (+) • Slowly increasing rig count (+) • + 12% in 2006	• Demand steady (~) – GDP growth (-) – Softer auto sector (+)
Supply	• Balanced to heavy – Storage (-) – U.S. production (+) – Cdn production (+) – Summer weather (?)	• Import share (-) - FX, raw materials, international rig count • Domestic mill output steady (+) • Healthy invent/rig (~)	• Supply discipline (-) – Consolidation • Global capacity expansion (+) • Exports of scrap (-)
Price	• Price volatile around medium level	• Avg. revenue per ton steady at high level	• Prices steady around medium level

Average U.S. Rotary Rig Count Industry Environment (Demand) 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 Est. Oil 379 269 128 197 217 137 157 165 194 233 Gas Price 2.59 2.11 2.27 2.89 4.27 3.22 5.39 6.14 8.62 Gas 564 571 496 720 939 691 872 1025 1186 1317 Source: Baker Hughes, NYMEX and Company estimates Avg. Rigs Avg. Natural Gas $/mcf

Average International Rig Count Industry Environment (Demand) 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 Est. International 809 754 588 652 745 732 771 836 908 950 Source: Baker Hughes, and Company estimates

Average OCTG Imports Industry Environment (Supply) Source: Preston Pipe & Tube Report and Company estimates 1998 1999 2000 2001 2002 2003 2004 2005 2006 Est All other 0.1 0.09 0.14 0.18 0.13 0.18 0.19 0.28 0.29 Europe 0.09 0.04 0.12 0.12 0.1 0.08 0.11 0.1 0.11 Euro avg. FX (US$) $1.12 $1.07 $0.93 $0.89 $0.94 $1.12 $1.24 $1.24

U.S. OCTG Inventory Industry Environment (Supply) Source: Preston Pipe & Tube Report and Company estimates Inventory (end of period) (tons 000's) 1998 1999 2000 2001 2002 2003 2004 2005 Inventory 1200 969 1506 1643 1327 1412 1667 2100 Per Rig 1934 1257 1352 1852 1540 1254 1341 1428 Tons per rig

NS Group Average Net Revenue/Ton Q1 2003 Q2 Q3 Q4 Q1 2004 Q2 Q3 Q4 Q1 2005 Q2 Q3 Q4 Welded 431 449 467 482 568 862 920 1009 1075 1071 1007 1092 Seamless 342 335 370 378 322 180 290 373 392 588 618 576 Record seamless and welded levels Record spreads between seamless and welded $350 $180 $576 Industry Environment Welded Seamless

2005 Raw Material Cost Scrap raw material costs represent 21% of seamless product COGS Steel coil costs represent 78% of welded product COGS Industry Environment

Average Steel Scrap Prices Industry Environment Source: American Metal Market - No. 1 heavy melt ($/GT) Q1 2003 Q2 Q3 Q4 Q1 2004 Q2 Q3 Q4 Q1 2005 Q2 Q3 Q4 Scrap 114 112 121 143 221 182 209 237 201 174 180 223 Delta ~ $123/ton

Average Steel Coil Prices Industry Environment Source: American Metal Market (Midwest base) ($/Ton) Q1 2003 Q2 Q3 Q4 Q1 2004 Q2 Q3 Q4 Q1 2005 Q2 Q3 Q4 Coil 302 280 287 307 450 590 727 673 633 553 493 560 Delta ~ $260/ton

Investment Summary Pure-play OCTG exposure Premium products (alloy 68%) Significant market share Seamless backward integration Record financial performance Strong balance sheet Positive drilling outlook Substantial upside potential

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